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                  PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

                        152 West 57th Street, 18th Floor
                            New York, New York 10019

This is a legal Contract between the Contract Owner (referred to in this Contract as you and your) and Preferred Life Insurance Company of New York
(Preferred  Life)  (herein  referred to as we, us and our). We will make Annuity
Payments and pay other benefits as set forth in each Certificate issued under this Contract, subject to the provisions of this Contract.

This  Contract  is issued in, and is  governed  by, the laws of the state of New
York applicable to contracts delivered in such state.

                          READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE: Each Certificate Owner may cancel his or her Certificate by returning it within 10 days after receipt. It can be mailed or delivered to either us or the agent who sold it. Return of a Certificate by mail is effective on being postmarked, properly addressed and postage prepaid. The returned
Certificate will be treated as if we had never issued it. We will promptly refund the Certificate Value as of the date of surrender. This may be more or less than the Purchase Payments. We have the right to allocate payments to the Money Market Fund until the expiration of the Right to Examine period. If we so allocate payments, we will refund the greater of the Purchase Payments, less any surrenders, or the Certificate Value.

This is a Variable Annuity Contract with Annuity Payments and Certificate Values increasing or decreasing depending on the experience of the Variable Account which is set forth in the Contract Schedule.

Signed by the Company:

     /s/MICHAEL T. WESTERMEYER                         /s/THOMAS J. LYNCH
           Secretary                                        President

                GROUP FLEXIBLE PAYMENT VARIABLE ANNUITY CONTRACT
                                NONPARTICIPATING

Annuity payments will not decrease as long as the investment return of the variable account assets equals or exceeds 6.4% (assuming a 5% Assumed Investment
Return) on an annual basis. Variable Account expenses consist of a Mortality and Expense Risk Charge, an Administrative Charge, a Distribution Expense Charge, a
Certificate  Maintenance  Charge,  and  Transfer  Fees.  These  are shown on the
Certificate's Certificate Schedule Page. The variable provisions can be found on pages 4, 5, 6, and 16 of this Contract.


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                                TABLE OF CONTENTS

RIGHT TO EXAMINE..................................................................................................1
CONTRACT SCHEDULE.................................................................................................i
DEFINITIONS.......................................................................................................2
PURCHASE PAYMENTS.................................................................................................4
         PURCHASE PAYMENTS........................................................................................4
         CHANGE IN PURCHASE PAYMENTS..............................................................................4
         NO DEFAULT...............................................................................................4
         ALLOCATION OF PURCHASE PAYMENTS..........................................................................4
VARIABLE ACCOUNT..................................................................................................4
         THE VARIABLE ACCOUNT.....................................................................................4
         VALUATION OF ASSETS......................................................................................5
         ACCUMULATION UNITS.......................................................................................5
         ACCUMULATION UNIT VALUE..................................................................................5
         NET INVESTMENT FACTOR....................................................................................5
         MORTALITY AND EXPENSE RISK CHARGE........................................................................6
         ADMINISTRATIVE CHARGE....................................................................................6
         DISTRIBUTION EXPENSE CHARGE..............................................................................6
         MORTALITY AND EXPENSE GUARANTEE..........................................................................6
CERTIFICATE VALUE.................................................................................................6
CERTIFICATE MAINTENANCE CHARGE....................................................................................6
TRANSFERS.........................................................................................................6
SURRENDER PROVISIONS..............................................................................................7
         SURRENDERS...............................................................................................7
         CONTINGENT DEFERRED SALES CHARGE.........................................................................8
PROCEEDS PAYABLE ON DEATH.........................................................................................8
         DEATH OF CERTIFICATE OWNER DURING THE ACCUMULATION PERIOD................................................8
         DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD......................................................8
         DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD.....................................................8
         DEATH OF CERTIFICATE OWNER DURING THE ANNUITY PERIOD.....................................................9
         DEATH OF ANNUITANT.......................................................................................9
         PAYMENT OF DEATH BENEFIT.................................................................................9
         BENEFICIARY..............................................................................................9
         CHANGE OF BENEFICIARY...................................................................................10
SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION.....................................................................10
CERTIFICATE OWNER, ANNUITANT, ASSIGNMENT PROVISIONS..............................................................10
        CERTIFICATE OWNER........................................................................................10
        JOINT OWNER..............................................................................................10
        ANNUITANT................................................................................................10
        ASSIGNMENT OF A CERTIFICATE..............................................................................10
ANNUITY PROVISIONS...............................................................................................11
         GENERAL.................................................................................................11
         INCOME DATE.............................................................................................11
         SELECTION OF AN ANNUITY OPTION..........................................................................11
         ANNUITY OPTIONS.........................................................................................11
               OPTION 1 - LIFE ANNUITY...........................................................................11
               OPTION 2 - LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED.............11
               OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY........................................................11
               OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY PAYMENT
               GUARANTEED.....................................................................................   12
               OPTION 5 - REFUND LIFE ANNUITY....................................................................12
         ANNUITY.................................................................................................12
         FIXED ANNUITY...........................................................................................13
         VARIABLE ANNUITY........................................................................................16
GENERAL PROVISIONS...............................................................................................19
         THE CONTRACT............................................................................................19
         NON-PARTICIPATING IN SURPLUS............................................................................19
         INCONTESTABILITY........................................................................................19
         MISSTATEMENT OF AGE OR SEX..............................................................................19
         CERTIFICATE SETTLEMENT..................................................................................19
         REPORTS.................................................................................................19
         TAXES...................................................................................................19
         EVIDENCE OF SURVIVAL....................................................................................19
         PROTECTION OF PROCEEDS..................................................................................19
         MODIFICATION OF CONTRACT OR CERTIFICATE.................................................................20



                                CONTRACT SCHEDULE






                                CONTRACT SCHEDULE






                                CONTRACT SCHEDULE





                                CONTRACT SCHEDULE





                                   DEFINITIONS

ACCUMULATION   UNIT:  An  accounting   unit  of  measure  used  to  calculate  a
Certificate's Certificate Value prior to the Income Date.

ACCUMULATION PERIOD: The period prior to the Income Date during which a Certificate Owner can make Purchase Payments.

ADJUSTED   CERTIFICATE  VALUE:  A  Certificate's   Certificate  Value  less  any
applicable Premium Tax. This amount is applied to the applicable Annuity Table to determine the initial Annuity Payment.

AGE:  Age last birthday unless otherwise specified.

ANNUITANT: The natural person upon whose continuation of life any Annuity Payment involving life contingencies depends. A Certificate Owner may change the Annuitant under a Certificate at any time prior to the Income Date unless the Certificate Owner is a non-individual. On or after the Income Date, any reference to Annuitant shall also include any Joint Annuitant.

ANNUITY OPTION: An arrangement under which Annuity Payments are made under a Certificate.

ANNUITY PAYMENTS: The series of payments under a Certificate made to a Certificate Owner or any named payee after the Income Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning on the Income Date during which Annuity Payments are made.

ANNUITY RESERVE: The assets which support the Annuity Option which a Certificate Owner has selected during the Annuity Period.

ANNUITY UNIT: An accounting unit of measure used to calculate Annuity Payments after the Income Date.

ASSUMED INVESTMENT RETURN: The investment return upon which the Variable Annuity Payments under a Certificate are based.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Valuemark Service Center.

BENEFICIARY: The person(s) or entity(ies) who will receive any death benefit payable under a Certificate.

COMPANY: Preferred Life Insurance Company of New York.

CONTRACT:  This Group Annuity Contract.

CERTIFICATE ANNIVERSARY:  An anniversary of the Issue Date of a Certificate.

CERTIFICATE OWNER: The person(s) or entity(ies) entitled to the ownership rights stated in a Certificate. If Joint Owners are named, all references to Certificate Owner shall mean the Joint Owners.

CERTIFICATE  SURRENDER  VALUE:  A  Certificate's   Certificate  Value  less  any
applicable Premium Tax, less any Contingent Deferred Sales Charge and less any applicable Certificate Maintenance Charge.

CERTIFICATE VALUE: The dollar value as of any Valuation Date of all amounts accumulated under a Certificate.

CERTIFICATE YEAR: Any period of twelve (12) months commencing with the Issue Date of a Certificate and each Certificate Anniversary thereafter.

ELIGIBLE INVESTMENT(S): Those investments available under a Certificate. Current Eligible Investments are shown on the Contract Schedule and on each Certificate Owner's Certificate Schedule.

FUND: A segment of an Eligible Investment which constitutes a separate and distinct class of interests under an Eligible Investment.

GENERAL ACCOUNT: Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other segregated asset accounts.

INCOME DATE: The date on which Annuity Payments are to begin under a Certificate.

ISSUE DATE: The date shown on a Certificate Schedule on which the first Certificate Year begins.

JOINT OWNER: If there is more than one Certificate Owner, each Certificate Owner shall be a Joint Owner of the Certificate. There can only be two Joint Owners. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us.

PREMIUM TAX: Any premium taxes owed to any governmental entity and assessed against Purchase Payments or a Certificate's Certificate Value.

PURCHASE PAYMENT:  A payment made toward a Certificate.

SUB-ACCOUNT: Variable Account assets are divided into Sub-Accounts. Assets of each Sub-Account will be invested in shares of an Eligible Investment or Fund. In a Certificate, "Fund" may also refer to the Sub-Accounts from which the Fund investment is made.

VALUATION DATE: The Variable Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD: The period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VALUEMARK SERVICE CENTER: The office indicated on the Certificate Schedule of a Certificate to which notices, requests and Purchase Payments must be sent. All sums payable to us under a Certificate are payable only at the Valuemark Service Center.

VARIABLE ACCOUNT: A separate account maintained by us in which a portion of our assets has been allocated for Certificates. It has been designated on the Contract Schedule.

                                PURCHASE PAYMENTS

PURCHASE PAYMENTS: Purchase Payments toward a Certificate are payable according to the frequency and in the amount selected by the Certificate Owner. The initial Purchase Payment is due on the Certificate's Issue Date. We reserve the right to decline any Purchase Payment. The Minimum Subsequent Purchase Payment and the Maximum Total Purchase Payments allowed are shown on the Certificate Schedule.

CHANGE IN PURCHASE PAYMENTS: A Certificate Owner may elect to increase or decrease or to change the frequency of Purchase Payments.

NO DEFAULT: Unless surrendered, a Certificate remains in force and will not be in default if no additional Purchase Payments are made.

ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to one or more of the Funds of the Variable Account in accordance with the Certificate Owner's selection. The allocation of the initial Purchase Payment is made in accordance with such Certificate Owner's selection made at the Issue Date. Unless the Certificate Owner informs us otherwise, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. However, the Company has reserved the right to allocate the initial Purchase Payment to the Money Market Fund until the expiration of the Right to Examine period. All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Certificate Schedule. We guarantee that a Certificate Owner will be allowed to select at least five Funds for allocation of Purchase Payments.

                                VARIABLE ACCOUNT

THE VARIABLE ACCOUNT: The Variable Account is designated on the Certificate Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of each
Certificate and those of other Certificate Owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Account assets are divided into Funds. The Funds which are available under each Certificate are listed on the Certificate Schedule. The assets of the Fund are allocated to the Eligible Investments (and/or the Funds, if any, within an Eligible Investment) shown on the Certificate Schedule. We may add additional Eligible Investments or Funds to those shown. A Certificate Owner may be permitted to transfer his or her Certificate Value or allocate Purchase Payments to the additional Fund(s). However, the right to make such transfers or allocations will be limited by any terms and conditions we may impose.

Should the shares of any Eligible Investment(s), or any Fund(s) within an Eligible Investment, become unavailable for investment by the Variable Account, or our Board of Directors deems further investment in the shares inappropriate, we may limit further purchase of such shares or substitute shares of another Eligible Investment or Fund for shares already purchased.

VALUATION OF ASSETS: Assets of Eligible Investments within each Fund will be valued at their net asset value on each Valuation Date.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Funds of the Variable Account as a result of Purchase Payments, surrenders, transfers, or fees and charges. We will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the transaction is processed at the Valuemark Service Center.

ACCUMULATION UNIT VALUE: The Accumulation Unit Value for each Fund was arbitrarily set initially. Subsequent Accumulation Unit Values for each Fund are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Fund for the current period.

The Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR: The Net Investment Factor for each Fund is determined by dividing A by B and multiplying by (1 - C) where:

     A is (i) the net asset value per share of the Eligible Investment or the Fund of an Eligible Investment held by the Fund at the end of the current Valuation Period; plus

          (ii) any dividend or capital gains per share declared on behalf of such Eligible Investment or Fund that has an ex-dividend date within the current Valuation Period.

     B is the net asset value per share of the Eligible Investment or Fund held by the Fund for the immediately preceding Valuation Period.

     C is (i) the Valuation Period equivalent of the daily Mortality and Expense Risk Charge, for the Administrative Charge and for the
          Distribution Expense Charge, if any, which are shown on the Certificate Schedule; plus

          (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation or maintenance of the Fund.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, we deduct a Mortality and Expense Risk Charge from the Variable Account which is equal, on an annual basis, to the amount shown on a Certificate's Certificate Schedule. The Mortality and Expense Risk Charge compensates us for assuming the mortality and expense risks under a Certificate Owner's Certificate.

ADMINISTRATIVE CHARGE: Each Valuation Period, we deduct an Administrative Charge from the Variable Account which is equal, on an annual basis, to the amount shown on a Certificate's Certificate Schedule. The Administrative Charge compensates us for the costs associated with the administration of a Certificate Owner's Certificate and the Variable Account.

DISTRIBUTION EXPENSE CHARGE: Each Valuation Period, we deduct a Distribution Expense Charge from the Separate Account which is equal, on an annual basis, to the amount shown on a Certificate's Certificate Schedule. The Distribution Expense Charge compensates us for costs associated with the distribution of Certificates.

MORTALITY AND EXPENSE GUARANTEE: We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

                                CERTIFICATE VALUE

The Certificate Value for any Valuation Period is equal to the total dollar value accumulated under a Certificate. The Certificate Value in a Fund of the Variable Account is determined by multiplying the number of Accumulation Units allocated to the Certificate Value for the Fund by the Accumulation Unit Value. Purchase Payments, surrenders and transfers from or to a Fund will result in the addition of or the cancellation of Accumulation Units in a Fund.

                         CERTIFICATE MAINTENANCE CHARGE

We deduct an annual Certificate Maintenance Charge shown on the Certificate Schedule. During the Accumulation Period, this will be deducted from the Certificate Value by canceling Accumulation Units to reimburse us for expenses relating to maintenance of a Certificate. The number of Accumulation Units to be canceled will be from each applicable Fund and is the ratio that the value of each Fund bears to the total Certificate Value. During the Annuity Period, the Certificate Maintenance Charge will be collected pro rata from each Annuity
Payment. However, the result will not be less than the Annuity Payment guarantees defined in the Annuity Provisions section of the Certificate.

                                    TRANSFERS

A Certificate Owner may transfer all or a part of his or her interest in a Fund to another Fund. We reserve the right to charge for transfers if there are more than the number of free transfers shown on the Certificate Schedule. Pre-scheduled transfer programs may be available. All transfers are subject to the following:

1. The deduction of any Transfer Fee that may be imposed as shown on the Certificate Schedule. The Transfer Fee will be deducted from the Fund from which the transfer is made. If the entire amount in the Fund is transferred, then the Transfer Fee will be deducted from the amount transferred. If there are multiple source Funds, it will be treated as a single transfer. Any Transfer Fee will be deducted proportionally from the source Funds if less than the entire amount in the Fund is transferred.

2. We reserve the right to limit transfers until the expiration of the Right to Examine period.

3. The minimum amount which can be transferred is shown on the Certificate Schedule.

4. No transfer will be effective within seven calendar days prior to the date on which the first Annuity Payment is due.

5.   Any transfer direction must clearly specify:

     a.   the amount which is to be transferred; and

     b.   the Funds which are to be affected.

6. After the Income Date, transfers may not be made from a fixed annuity option to a variable annuity option.

7. After the Income Date, a Certificate Owner can make at least one transfer from a variable annuity option to a fixed annuity option. The number of Annuity Units canceled from the variable annuity option will be equal in value to the amount of the Annuity Reserve transferred out of the Variable Account. The amount transferred will purchase fixed annuity payments under the Annuity Option in effect and based on the age and sex of the Annuitant at the time of the transfer where allowed.

8. We reserve the right to establish policies that limit or discourage excessive trading that may be disruptive to the Fund.

9. We reserve the right at any time and without prior notice to any party to modify the transfer provisions described above. However, if we do modify these provisions we guarantee that they will not be any more restrictive than the above.

If a Certificate Owner elects to use this transfer privilege, we will not be liable for transfers made in accordance with such Certificate Owner's instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Valuemark Service Center.

                              SURRENDER PROVISIONS

SURRENDERS: During the Accumulation Period, a Certificate Owner may, upon Authorized Request, make a total or partial surrender of the Certificate Surrender Value. Surrenders will result in the cancellation of Accumulation Units from each Fund in the ratio that the value of each Fund bears to the total Certificate Value. A Certificate Owner must specify, by Authorized Request, which Accumulation Units are to be canceled if other than the above mentioned method of cancellation is desired.

The Company will pay the amount of any surrender from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial surrender must be for an amount which is not less than the amount shown on the Certificate Schedule. The minimum Certificate Value which must remain in a Certificate after a partial surrender is shown on the Certificate Schedule.

CONTINGENT DEFERRED SALES CHARGE: Upon a surrender of Certificate Value, a Contingent Deferred Sales Charge as set forth on the Certificate Schedule may be assessed. Under certain circumstances, we allow surrenders without the Contingent Deferred Sales Charge as set forth on the Certificate Schedule.


                            PROCEEDS PAYABLE ON DEATH

DEATH OF CERTIFICATE OWNER DURING THE ACCUMULATION PERIOD: Upon the death of a Certificate Owner, or any Joint Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Certificate Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: The death benefit will be the Adjusted Certificate Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. In addition, if the Beneficiary is the spouse of the Certificate Owner, he or she may elect to continue the Certificate in his or her own name and exercise all the Certificate Owner's rights under the Certificate. In this event, the Certificate Value for the Valuation Period during which this election is implemented will be adjusted to equal the death benefit.

     Option A - lump sum payment of the death benefit; or

     Option B - the payment of the entire death benefit within 5 years of the date of the death of the Certificate Owner or any Joint Owner; or

     Option C - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Certificate Owner or any Joint Owner.

Any portion of the death benefit not applied under Option C within one year of the date of the Certificate Owners' death, must be distributed within five years of the date of death.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect. Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

DEATH OF CERTIFICATE OWNER DURING THE ANNUITY PERIOD: If a Certificate Owner, or any Joint Owner, dies during the Annuity Period, and such Certificate Owner is not an Annuitant, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Certificate Owner's death. Upon a Certificate Owner's death during the Annuity Period, the Beneficiary becomes the Certificate Owner.

DEATH OF ANNUITANT: Upon the death of an Annuitant who is not the Certificate Owner, during the Accumulation Period, the Certificate Owner may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Certificate Owner will become the Annuitant. If the Certificate Owner is a non-individual, the death of the Annuitant will be treated as the death of the Certificate Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

     1.   a certified death certificate; or

     2. a certified decree of a court of competent jurisdiction as to the finding of death; or

     3.   any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on a Certificate's Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the Certificate Owner's death.

Unless the Certificate Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

     1. to the primary Beneficiary(ies) who survive the Certificate Owner and/or the Annuitant's death, as applicable; or if there are none

     2. to the contingent Beneficiary(ies) who survive the Certificate Owner and/or the Annuitant's death, as applicable; or if there are none

     3.   to the Certificate Owner's estate.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), the Certificate Owner may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Authorized Request. The change will take effect as of the date the Authorized Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a surrender or transfer for any period when:

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     2.   trading on the New York Stock Exchange is restricted;

     3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

     4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

               CERTIFICATE OWNER, ANNUITANT, ASSIGNMENT PROVISIONS

CERTIFICATE OWNER: A Certificate Owner has all the interest and rights under his or her Certificate. The Certificate Owner is the person designated as such on the Certificate's Issue Date, unless changed.

A Certificate Owner may change Owners of the Certificate at any time by Authorized Request. A change of Certificate Owner will automatically revoke any prior designation of Certificate Owner. The change will become effective as of the date the Authorized Request is signed. We will not be liable for any payment made or action taken before the change is recorded.

JOINT OWNER: A Certificate may be owned by Joint Owners. Upon the death of either Joint Owner, the surviving Joint Owner, if any, will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in an Authorized Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Certificate Owner subject to our underwriting rules then in effect. The Annuitant may not be changed in a Certificate which is owned by a non-individual.

ASSIGNMENT OF A CERTIFICATE: An Authorized Request specifying the terms of an assignment of a Certificate must be provided to the Valuemark Service Center. We will not be liable for any payment made or action taken before we record the assignment.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If a Certificate is assigned, the Certificate Owner's rights may only be exercised with the consent of the assignee of record.

                               ANNUITY PROVISIONS

GENERAL: On the Income Date, the Adjusted Certificate Value will be applied under the Annuity Option selected by the Certificate Owner. The Certificate Owner may elect to have the Adjusted Certificate Value applied to provide a Fixed Annuity, a Variable Annuity or a combination Fixed and Variable Annuity. If a combination is elected, the Certificate Owner must specify what part of the Adjusted Certificate Value is to be applied to the Fixed and Variable Annuity Options.

INCOME DATE: A Certificate Owner selects an Income Date at the time of issue. The Income Date must always be the first day of a calendar month. The earliest Income Date a Certificate Owner can select is two years after the Issue Date. The latest Income Date a Certificate Owner can select is the later of the first day of the first calendar month following the Annuitant's 90th birthday. A Certificate Owner may, at any time prior to the Income Date, change the Income Date by Authorized Request 30 days in advance.

SELECTION OF AN ANNUITY OPTION: A Certificate Owner can select an Annuity Option by Authorized Request. If no Annuity Option is selected, Option 2, with 60 Monthly Payments Guaranteed, will automatically be applied. A Certificate Owner may, at any time prior to the Income Date, by Authorized Request 30 days in advance, select and/or change the Annuity Option.

ANNUITY OPTIONS: Each Certificate provides for Annuity Payments under one of the Annuity Options described below. Any other Annuity Option acceptable to us may be selected.

OPTION 1 - LIFE ANNUITY. We will make monthly Annuity Payments during the life of the Annuitant and ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED. We will make monthly Annuity Payments during the life of the Annuitant with a guarantee that if at the Annuitant's death there have been less than 60, 120, 180, or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue for the remainder of the guaranteed period. A Certificate Owner may elect to have the present value of the guaranteed monthly Annuity Payments remaining, as of the date notice of the Annuitant's death is received at the Valuemark Service Center, commuted at the Assumed Investment Return selected for a Variable Annuity or for a Fixed Annuity the Statutory Calendar Year Interest Rate based on the New York's Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. We will require the return of the Certificate and proof of death prior to the payment of any commuted values.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of the Annuitant, if the Joint Annuitant is then living, Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at a level of 100%, 75% or 50% of the previous level, as selected. Monthly Annuity Payments cease with the final Annuity Payment due prior to the last survivor's death.

OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Monthly Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at 100% of the previous level, as selected. If at the last death of the Annuitant and the Joint Annuitant, there have been less than 60, 120, 180, or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue to be made for the remainder of the guaranteed period. The Certificate Owner or the Certificate Owner's designated payee may elect to have the present value of the guaranteed monthly Annuity Payments remaining, as of the date notice of the Annuitant's death is received by us, commuted at the Assumed Investment Return selected for a Variable Annuity or for a Fixed Annuity the Statutory Calendar Year Interest Rate based on the New York's Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. We will require the return of the Certificate and proof of death prior to the payment of any commuted values.

OPTION 5 - REFUND LIFE ANNUITY. We will make monthly Annuity Payments during the lifetime of the Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death with a guarantee that after the Annuitant's death, the Certificate Owner will receive a refund. For a Fixed Annuity the amount of the refund will be any excess of the amount of the Adjusted Certificate Value applied under this Option over the total of all Annuity Payments made under this Option. For a Variable Annuity the amount of the refund will depend on the current fund allocation and will be the sum of Refund Amounts attributable to each fund. The Refund Amount for a given Fund is calculated using the following formula:

(1) x {[(2) x (3) x (4)/(5)] - [(4) x (6)]}

where:

     (1) = Annuity Unit value of that given Fund when claim proofs are received.

     (2)  = Total Adjusted Certificate Value at the time of annuitization.

     (3) = Allocation percentage in that given Fund (in decimal form) when claim proofs are received.

     (4) = Current number of Annuity Units used in determining each Annuity Payment attributable to that given Fund.

     (5)  = Dollar value of first Annuity Payment.

     (6)  = Number of Annuity Payments made since annuitization.

This calculation will be based upon the allocation of Annuity Units actually in-force at the time claim proofs are received at the Valuemark Service Center. There will be no refund paid if the total refund determined using the above calculations is less than or equal to zero.

ANNUITY: If a Certificate Owner selects a Fixed Annuity, the Adjusted Certificate Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If a Certificate Owner selects a Variable Annuity, the Adjusted Certificate Value will be allocated to the Funds of the Variable Account in accordance with the Certificate Owner's selection, and the Annuity will be paid as a Variable Annuity. Unless the Certificate Owner designates another payee, the Certificate Owner will be the payee of the Annuity Payments. The Adjusted Certificate Value will be applied to the applicable Annuity Table contained in the Certificate based upon the Annuity Option the Certificate Owner has selected. We may offer more favorable rates than those guaranteed here at the time the first annuity payment is calculated. Where permitted, Annuity Payments will depend on the Age and sex of the Annuitant. The Annuity Payments will be at least as favorable as those that would be provided by the application of an amount to purchase any single premium immediate annuity contract offered by us at the time for the same class of Annuitants.

FIXED ANNUITY: The Certificate Owner may elect to have the Adjusted Certificate Value applied to provide a Fixed Annuity. The dollar amount of each Fixed Annuity Payment is guaranteed to be at least an amount equal to the Adjusted Certificate Value, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected. The guaranteed rates contained in the Annuity Tables in the Certificate are based on an interest rate of 2 1/2% per year and the 1983(a) Individual Annuity Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.


                Guaranteed Monthly Payment Per $1,000 of Proceeds
                                  Fixed Payouts

                        Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2
                          5 Yr    5 Yr   10 Yr   10 Yr   15 Yr   15 Yr   20 Yr   20 Yr
        Opt 1   Opt 1   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Opt 5   Opt 5
Age*      M       F       M       F       M       F       M       F       M       F       M       F
______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______
30        2.84    2.71    2.84    2.71    2.84    2.71    2.84    2.71    2.83    2.71    2.82    2.71
31        2.87    2.74    2.87    2.73    2.87    2.73    2.84    2.73    2.86    2.73    2.84    2.73
32        2.90    2.76    2.90    2.76    2.89    2.76    2.86    2.75    2.88    2.75    2.87    2.75
33        2.92    2.78    2.92    2.78    2.92    2.78    2.89    2.78    2.91    2.77    2.89    2.77
34        2.95    2.80    2.95    2.80    2.95    2.80    2.92    2.80    2.94    2.80    2.92    2.79
35        2.98    2.83    2.98    2.83    2.98    2.83    2.95    2.82    2.97    2.82    2.95    2.81
36        3.02    2.85    3.02    2.85    3.01    2.85    2.98    2.85    3.00    2.85    2.98    2.84
37        3.05    2.88    3.05    2.88    3.05    2.88    3.01    2.88    3.03    2.87    3.01    2.86
38        3.09    2.91    3.09    2.91    3.08    2.91    3.04    2.91    3.06    2.90    3.04    2.89
39        3.12    2.94    3.12    2.94    3.12    2.94    3.08    2.93    3.10    2.93    3.07    2.92
40        3.16    2.97    3.16    2.97    3.16    2.97    3.11    2.96    3.13    2.96    3.10    2.95
41        3.20    3.00    3.20    3.00    3.20    3.00    3.15    3.00    3.17    2.99    3.14    2.97
42        3.25    3.04    3.24    3.04    3.24    3.03    3.19    3.03    3.21    3.02    3.17    3.01
43        3.29    3.07    3.29    3.07    3.28    3.07    3.23    3.06    3.25    3.06    3.21    3.04
44        3.34    3.11    3.33    3.11    3.33    3.10    3.27    3.10    3.29    3.09    3.25    3.07
45        3.39    3.15    3.38    3.15    3.37    3.14    3.31    3.14    3.33    3.13    3.29    3.10
46        3.44    3.19    3.43    3.19    3.42    3.18    3.36    3.18    3.38    3.16    3.33    3.14
47        3.49    3.23    3.49    3.23    3.48    3.22    3.41    3.22    3.42    3.20    3.38    3.18
48        3.55    3.27    3.54    3.27    3.53    3.27    3.45    3.26    3.47    3.24    3.42    3.22
49        3.60    3.32    3.60    3.32    3.58    3.31    3.51    3.30    3.52    3.29    3.47    3.26
50        3.66    3.37    3.66    3.37    3.64    3.36    3.56    3.35    3.57    3.33    3.52    3.30
51        3.73    3.42    3.72    3.42    3.71    3.41    3.62    3.40    3.62    3.38    3.57    3.34
52        3.80    3.47    3.79    3.47    3.77    3.46    3.67    3.45    3.68    3.42    3.62    3.39
53        3.87    3.53    3.86    3.53    3.84    3.52    3.73    3.50    3.74    3.48    3.68    3.44
54        3.94    3.59    3.93    3.59    3.91    3.58    3.80    3.56    3.79    3.53    3.74    3.49
55        4.02    3.65    4.01    3.65    3.98    3.64    3.86    3.62    3.85    3.58    3.80    3.54
56        4.10    3.72    4.09    3.71    4.06    3.70    3.93    3.68    3.91    3.64    3.86    3.60
57        4.19    3.79    4.18    3.78    4.14    3.77    4.00    3.74    3.98    3.70    3.93    3.65
58        4.28    3.86    4.27    3.86    4.23    3.84    4.16    3.81    4.04    3.76    4.00    3.71
59        4.38    3.94    4.37    3.93    4.32    3.91    4.24    3.88    4.11    3.82    4.07    3.78
60        4.49    4.02    4.47    4.02    4.42    3.99    4.32    3.95    4.17    3.88    4.14    3.84
61        4.60    4.11    4.58    4.10    4.52    4.08    4.41    4.03    4.24    3.95    4.23    3.91
62        4.72    4.20    4.69    4.19    4.63    4.16    4.50    4.11    4.31    4.02    4.31    3.99
63        4.84    4.30    4.82    4.29    4.74    4.26    4.59    4.19    4.38    4.09    4.39    4.06
64        4.98    4.41    4.95    4.39    4.86    4.36    4.69    4.28    4.44    4.16    4.49    4.14
65        5.12    4.52    5.09    4.50    4.98    4.46    4.79    4.37    4.51    4.23    4.58    4.23
66        5.28    4.64    5.24    4.62    5.11    4.57    4.89    4.47    4.58    4.31    4.68    4.31
67        5.44    4.76    5.39    4.75    5.24    4.69    4.99    4.57    4.64    4.38    4.78    4.41
68        5.61    4.90    5.56    4.88    5.38    4.81    5.09    4.67    4.70    4.45    4.89    4.50
69        5.80    5.04    5.73    5.02    5.53    4.94    5.19    4.78    4.76    4.53    5.01    4.60
70        6.00    5.20    5.92    5.17    5.68    5.07    5.30    4.88    4.82    4.60    5.13    4.72
71        6.21    5.37    6.12    5.34    5.84    5.22    5.40    4.99    4.88    4.67    5.25    4.83
72        6.43    5.55    6.32    5.51    6.00    5.37    5.50    5.11    4.93    4.74    5.38    4.95
73        6.66    5.75    6.54    5.70    6.16    5.53    5.60    5.22    4.97    4.80    5.51    5.07
74        6.91    5.96    6.77    5.90    6.33    5.69    5.70    5.34    5.02    4.86    5.66    5.20
75        7.18    6.18    7.01    6.11    6.50    5.87    5.79    5.45    5.06    4.92    5.82    5.35
76        7.49    6.43    7.28    6.34    6.69    6.05    5.89    5.56    5.09    4.97    5.97    5.49
77        7.80    6.69    7.55    6.58    6.86    6.23    5.97    5.67    5.12    5.01    6.14    5.65
78        8.13    6.97    7.83    6.84    7.04    6.42    6.05    5.78    5.15    5.06    6.31    5.81
79        8.49    7.27    8.13    7.11    7.22    6.61    6.13    5.88    5.17    5.09    6.50    5.97
80        8.87    7.60    8.44    7.40    7.39    6.81    6.20    5.97    5.20    5.13    6.69    6.15
81        9.27    7.95    8.77    7.71    7.57    7.01    6.26    6.06    5.21    5.15    6.89    6.34
82        9.70    8.33    9.10    8.03    7.73    7.21    6.32    6.14    5.23    5.18    7.10    6.53
83       10.16    8.74    9.45    8.38    7.90    7.40    6.37    6.21    5.24    5.20    7.32    6.74
84       10.65    9.18    9.81    8.74    8.05    7.59    6.42    6.28    5.25    5.22    7.55    6.95
85       11.18    9.66   10.19    9.12    8.20    7.77    6.46    6.34    5.26    5.23    7.80    7.17

*Age equals age of annuitant nearest birthday when first payment is made

                Guaranteed Monthly Payment per $1,000 of Proceeds
                                  Fixed Payout

                                    Option 3

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.15
50             2.69      2.89      3.14      3.36      3.52      3.61
60             2.70      2.94      3.26      3.65      4.03      4.30
70             2.71      2.96      3.32      3.86      4.56      5.27
80             2.71      2.97      3.35      3.96      4.94      6.32


                                    Option 4
                                 5 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.15
50             2.69      2.89      3.14      3.36      3.52      3.61
60             2.70      2.94      3.26      3.65      4.03      4.30
70             2.71      2.96      3.32      3.86      4.56      5.26
80             2.71      2.97      3.35      3.96      4.93      6.30

                                    Option 4
                                10 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.14
50             2.69      2.89      3.14      3.36      3.52      3.60
60             2.70      2.94      3.26      3.65      4.03      4.29
70             2.71      2.96      3.32      3.86      4.55      5.22
80             2.71      2.96      3.35      3.95      4.90      6.13

                                    Option 4
                                15 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.14
50             2.69      2.89      3.13      3.36      3.52      3.59
60             2.70      2.94      3.26      3.65      4.01      4.24
70             2.71      2.96      3.32      3.84      4.50      5.05
80             2.71      2.96      3.34      3.93      4.79      5.70

                                    Option 4
                                20 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.83
40             2.66      2.82      2.96      3.06      3.11      3.13
50             2.69      2.89      3.13      3.35      3.50      3.56
60             2.70      2.94      3.25      3.63      3.97      4.14
70             2.71      2.95      3.31      3.81      4.38      4.74
80             2.71      2.96      3.33      3.87      4.57      5.06

VARIABLE ANNUITY: A Certificate Owner may elect to have the Adjusted Certificate Value applied to provide a Variable Annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Certificate Value to the Funds during the Annuity Period. The initial Variable Annuity Payment is guaranteed to be at least the amount determined in accordance with the Annuity Tables contained in the Certificate which are based on the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G. Variable Annuity Payments are not guaranteed as to dollar amount.

On the Income Date a fixed number of Annuity Units will be purchased as follows:

The first Annuity Payment is equal to the Adjusted Certificate Value, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected, less any Certificate Maintenance Charge due. In each Fund the fixed number of Annuity Units is determined by dividing the amount of the initial Annuity Payment determined for each Fund by the Annuity Unit value on the Income Date. Thereafter, the number of Annuity Units in each Fund remains unchanged unless the Certificate Owner elects to transfer between Funds. All calculations will appropriately reflect the Annuity Payment frequency selected.

On each subsequent Annuity Payment date, the total Annuity Payment is the sum of the Annuity Payments for each Fund less any Certificate Maintenance Charge due. The Annuity Payment in each Fund is determined by multiplying the number of Annuity Units then allocated to such Fund by the Annuity Unit value for that Fund.

On each subsequent Valuation Date, the value of an Annuity Unit is determined in the following way:

First: The Net Investment Factor is determined as described under "Variable Account - Net Investment Factor" above.

Second: The value of an Annuity Unit for a Valuation Period is equal to:

     a. the value of the Annuity Unit for the immediately preceding Valuation Period;

     b.   multiplied  by the Net  Investment  Factor for the  current  Valuation
          Period;

     c. divided by the Assumed Net Investment Factor (see below) for the Valuation Period.

The Assumed Net Investment Factor is equal to one plus the Assumed Investment Return which is used in determining the basis for the purchase of an Annuity, adjusted to reflect the particular Valuation Period. The Assumed Investment Return that we will use is 5%. However, we may agree with the Certificate Owner to use a different value.

            Guaranteed Initial Monthly Payment Per $1,000 of Proceeds
                        Variable Payouts Based on 5% AIR
                        Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2
                          5 Yr    5 Yr   10 Yr   10 Yr   15 Yr   15 Yr   20 Yr   20 Yr
        Opt 1   Opt 1   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Opt 5   Opt 5
Age*      M       F       M       F       M       F       M       F       M       F       M       F
______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______
30        4.46    4.36    4.46    4.36    4.46    4.35    4.45    4.35    4.44    4.35    4.46    4.36
31        4.48    4.37    4.48    4.37    4.48    4.37    4.47    4.37    4.46    4.36    4.48    4.38
32        4.50    4.39    4.50    4.39    4.50    4.38    4.49    4.38    4.48    4.38    4.50    4.39
33        4.52    4.40    4.52    4.40    4.52    4.40    4.51    4.40    4.50    4.39    4.52    4.41
34        4.55    4.42    4.55    4.42    4.54    4.42    4.53    4.41    4.52    4.41    4.54    4.43
35        4.57    4.44    4.57    4.44    4.57    4.44    4.56    4.43    4.55    4.43    4.57    4.44
36        4.60    4.46    4.60    4.46    4.59    4.45    4.58    4.45    4.57    4.45    4.59    4.46
37        4.63    4.48    4.63    4.48    4.62    4.48    4.61    4.47    4.60    4.46    4.62    4.48
38        4.66    4.50    4.66    4.50    4.65    4.50    4.64    4.49    4.62    4.49    4.64    4.50
39        4.69    4.52    4.69    4.52    4.68    4.52    4.67    4.51    4.65    4.51    4.67    4.52
40        4.72    4.55    4.72    4.55    4.71    4.54    4.70    4.54    4.68    4.53    4.70    4.55
41        4.76    4.57    4.75    4.57    4.75    4.57    4.73    4.56    4.71    4.55    4.73    4.57
42        4.79    4.60    4.79    4.60    4.78    4.60    4.76    4.59    4.74    4.58    4.76    4.60
43        4.83    4.63    4.83    4.63    4.82    4.62    4.80    4.62    4.77    4.60    4.80    4.62
44        4.88    4.66    4.87    4.66    4.86    4.65    4.84    4.64    4.80    4.63    4.83    4.65
45        4.92    4.69    4.91    4.69    4.90    4.69    4.87    4.68    4.84    4.66    4.87    4.68
46        4.97    4.73    4.96    4.73    4.94    4.72    4.91    4.71    4.88    4.69    4.91    4.71
47        5.01    4.76    5.01    4.76    4.99    4.75    4.96    4.74    4.92    4.72    4.95    4.75
48        5.06    4.80    5.06    4.80    5.04    4.79    5.00    4.78    4.96    4.76    4.99    4.78
49        5.12    4.84    5.11    4.84    5.09    4.83    5.05    4.81    5.00    4.79    5.04    4.82
50        5.17    4.88    5.16    4.88    5.14    4.87    5.10    4.85    5.04    4.83    5.08    4.85
51        5.23    4.93    5.22    4.93    5.19    4.91    5.15    4.89    5.09    4.87    5.13    4.89
52        5.30    4.98    5.28    4.97    5.25    4.96    5.20    4.94    5.13    4.91    5.19    4.94
53        5.36    5.03    5.35    5.02    5.31    5.01    5.26    4.98    5.18    4.95    5.24    4.98
54        5.43    5.08    5.42    5.08    5.38    5.06    5.32    5.03    5.23    4.99    5.30    5.03
55        5.51    5.14    5.49    5.13    5.45    5.11    5.38    5.08    5.28    5.04    5.37    5.08
56        5.58    5.20    5.57    5.19    5.52    5.17    5.44    5.14    5.33    5.09    5.43    5.13
57        5.67    5.26    5.65    5.26    5.60    5.23    5.51    5.19    5.39    5.14    5.50    5.19
58        5.76    5.33    5.74    5.32    5.68    5.30    5.58    5.25    5.44    5.19    5.57    5.25
59        5.85    5.41    5.83    5.40    5.76    5.37    5.65    5.32    5.50    5.24    5.65    5.31
60        5.95    5.48    5.93    5.47    5.85    5.44    5.73    5.38    5.56    5.30    5.73    5.38
61        6.06    5.57    6.03    5.55    5.95    5.52    5.81    5.45    5.62    5.36    5.81    5.45
62        6.18    5.65    6.15    5.64    6.05    5.60    5.89    5.52    5.67    5.42    5.90    5.52
63        6.30    5.75    6.27    5.73    6.16    5.68    5.97    5.60    5.73    5.48    6.00    5.60
64        6.44    5.85    6.40    5.83    6.27    5.78    6.06    5.68    5.79    5.54    6.10    5.69
65        6.58    5.96    6.53    5.94    6.38    5.87    6.15    5.76    5.85    5.60    6.20    5.77
66        6.74    6.07    6.68    6.05    6.51    5.98    6.24    5.85    5.91    5.67    6.31    5.87
67        6.90    6.20    6.83    6.17    6.63    6.09    6.33    5.94    5.96    5.73    6.43    5.97
68        7.08    6.33    7.00    6.30    6.77    6.20    6.42    6.03    6.02    5.80    6.55    6.07
69        7.27    6.47    7.17    6.44    6.91    6.32    6.52    6.13    6.07    5.86    6.67    6.18
70        7.46    6.63    7.35    6.59    7.05    6.45    6.61    6.23    6.12    5.92    6.81    6.30
71        7.68    6.80    7.55    6.75    7.20    6.59    6.70    6.33    6.17    5.98    6.95    6.43
72        7.90    6.98    7.75    6.92    7.35    6.74    6.79    6.43    6.21    6.04    7.10    6.56
73        8.14    7.18    7.97    7.11    7.50    6.89    6.88    6.54    6.25    6.10    7.26    6.70
74        8.39    7.39    8.19    7.30    7.66    7.05    6.97    6.64    6.29    6.15    7.42    6.85
75        8.66    7.62    8.43    7.52    7.82    7.21    7.06    6.74    6.32    6.20    7.60    7.01
76        8.99    7.87    8.70    7.74    8.00    7.38    7.14    6.85    6.35    6.24    7.78    7.18
77        9.30    8.13    8.97    7.98    8.16    7.56    7.22    6.94    6.38    6.28    7.97    7.35
78        9.64    8.42    9.25    8.24    8.33    7.74    7.29    7.04    6.40    6.32    8.18    7.54
79        9.99    8.72    9.54    8.51    8.49    7.92    7.36    7.13    6.42    6.35    8.39    7.74
80       10.38    9.06    9.84    8.80    8.65    8.11    7.42    7.21    6.44    6.38    8.61    7.95
81       10.79    9.41   10.16    9.10    8.82    8.29    7.48    7.29    6.46    6.41    8.85    8.17
82       11.23    9.80   10.49    9.43    8.97    8.48    7.53    7.36    6.47    6.43    9.09    8.40
83       11.69   10.22   10.83    9.77    9.12    8.66    7.58    7.43    6.48    6.45    9.36    8.65
84       12.19   10.68   11.19   10.13    9.27    8.83    7.62    7.49    6.49    6.46    9.63    8.91
85       12.73   11.17   11.55   10.50    9.41    9.00    7.66    7.54    6.50    6.47    9.92    9.17

*Age equals age of annuitant nearest birthday when first payment is made

            Guaranteed Initial Monthly Payment per $1,000 of Proceeds
                         Variable Payout Based on 5% AIR


                                    Option 3

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.70
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.51      4.76      5.09      5.44      5.72
70             4.35      4.53      4.82      5.29      5.93      6.63
80             4.35      4.54      4.86      5.40      6.31      7.65

                                    Option 4
                                 5 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.70
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.51      4.76      5.09      5.44      5.72
70             4.35      4.53      4.82      5.29      5.93      6.62
80             4.35      4.54      4.86      5.40      6.31      7.63

                                    Option 4
                                10 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.69
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.50      4.76      5.09      5.43      5.70
70             4.35      4.53      4.82      5.28      5.91      6.56
80             4.35      4.54      4.86      5.39      6.26      7.43

                                    Option 4
                                15 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.69
50             4.32      4.47      4.65      4.83      4.98      5.07
60             4.34      4.50      4.75      5.08      5.42      5.64
70             4.35      4.53      4.82      5.27      5.86      6.37
80             4.35      4.54      4.84      5.36      6.13      6.96

                                    Option 4
                                20 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.43      4.44
40             4.30      4.40      4.51      4.60      4.65      4.67
50             4.32      4.46      4.64      4.83      4.97      5.03
60             4.34      4.50      4.75      5.06      5.36      5.52
70             4.34      4.52      4.80      5.23      5.72      6.04
80             4.35      4.53      4.82      5.29      5.89      6.32

                               GENERAL PROVISIONS

THE CONTRACT: The entire contract consists of this Group Annuity Contract, the Certificates issued under such Contract, and any attached applications, endorsements or riders. This Group Annuity Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing.

NON-PARTICIPATING IN SURPLUS: Neither this Contract or any Certificate share in any distribution of our profits or surplus.

INCONTESTABILITY: We will not contest any Certificate from its Certificate Date.

MISSTATEMENT OF AGE OR SEX: We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for by a Certificate. If the Age or sex of the Annuitant has been misstated the amount payable will be the amount that the Certificate Value would have provided at the true Age or sex.

Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid. The annual interest rate to be used in the calculation of the adjustments for underpayments and overpayments is 5%.

CERTIFICATE SETTLEMENT: The Certificate must be returned to us upon any settlement. Prior to any settlement as a death claim, due proof of death must be submitted to us. Any paid-up annuity, cash surrender or death benefits that may be available are not less than the minimum benefits required by any statute of the state in which the Certificate is delivered.

REPORTS: We will furnish the Certificate Owner with a report showing the Certificate Value at least once each calendar year. This report will be sent to the Certificate Owner's last known address.

TAXES: Any taxes paid to any governmental entity will be charged against a Certificate's Certificate Value. We will, in our sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by us of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Certificate Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred by it as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL: Where any benefits under a Certificate are contingent upon the recipient being alive on a given date, we may require proof satisfactory to us that the condition has been met.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign any payments under a Certificate before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

MODIFICATION OF CONTRACT OR CERTIFICATE: This Contract may not be modified by us without your consent except as may be required by applicable law. No Certificate will be modified by us without such Certificate Owner's consent except as may be required by applicable law.